UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-13907

Minnesota	41-1526554
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2575 University Ave. W. St. Paul, Minnesota 55114
(Address of principal executive offices, including zip code)

(651) 796-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 12, 2011, Synovis Life Technologies, Inc. (“Synovis”), Baxter International Inc., a Delaware corporation (“Baxter”), and Twins Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Baxter (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Baxter will acquire all of the outstanding shares of Synovis for $28.00 per share in cash, without interest, and pursuant to which Merger Sub will be merged with and into Synovis with Synovis continuing as the surviving corporation and a wholly owned subsidiary of Baxter (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the Board of Directors of Synovis, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01 per share, of Synovis (“Synovis Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than Synovis Common Stock owned directly or indirectly by Baxter or any subsidiary of Synovis, which will be canceled without payment of any consideration, and Synovis Common Stock for which dissenters’ rights have been validly exercised and not withdrawn) will be converted at the Effective Time into the right to receive $28.00 in cash, without interest (the “Merger Consideration”), subject to adjustment under certain conditions as described in the Merger Agreement.  Each option to purchase Synovis Common Stock that is outstanding as of the Effective Time will become fully vested and will be canceled in exchange for the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price, multiplied by the number of shares of Synovis Common Stock subject to such option.

Baxter and Synovis have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Synovis will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Synovis will not engage in certain kinds of transactions during such period without the consent of Baxter, (iii) Synovis will cause a meeting of the Synovis shareholders to be held to consider approval of the Merger Agreement, (iv) subject to certain customary exceptions, the Board of Directors of Synovis will recommend approval by its shareholders of the Merger Agreement, and (v) Baxter and Synovis will use their commercially reasonable efforts to obtain prompt termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) and other applicable antitrust laws.  Synovis has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions designed to allow the Board of Directors to fulfill its fiduciary duties to shareholders of the Company, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Synovis Common Stock, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the expiration or termination of any applicable waiting period under the HSR Act and the receipt of approvals under any applicable foreign antitrust laws, and (iv) the absence of a material adverse effect with respect to Synovis.

The Merger Agreement contains certain termination rights for both Baxter and Synovis, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Synovis would be required to pay Baxter a termination fee of $9,750,000.00.

In connection with the parties’ entry into the Merger Agreement, the directors and executive officers of Synovis (the “Voting Parties”), have entered into voting agreements (the “Voting Agreements”) covering a total of 1,034,927 shares of Synovis Common Stock (including 407,500 shares which may be acquired within 60 days upon the exercise of options) legally or beneficially owned by the Voting Parties (the “Voting Party Shares”), which represent approximately 8.9% of Synovis’s outstanding shares (assuming the exercise of such options).  Under the Voting Agreements, each Voting Party has agreed to vote his or her Voting Party Shares in favor of the Merger and has also agreed to certain restrictions on the disposition of such Voting Party Shares, subject to the terms and conditions set forth in the Voting Agreements.  The Voting Agreements provide that they will terminate concurrently with any termination of the Merger Agreement.

The foregoing descriptions of the Merger, the Merger Agreement and the Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the full text of the Form of Voting Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

As described above, the Merger Agreement contains representations and warranties by Baxter and Synovis.  The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the agreement, and such representations and warranties should not be relied on by any other person.  In addition, such representations and warranties (i) have been qualified by confidential disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement, which have been omitted pursuant to Item 601(b)(2) of Regulation S-K, (ii) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement.  Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

On December 12, 2011, Synovis entered into a First Amendment (the “Rights Amendment”) to its Rights Agreement dated as of June 1, 2006, by and between Synovis and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agreement”).  The Rights Amendment amends the Rights Agreement to (i) render it inapplicable to the Merger Agreement, the Voting Agreements and the transactions contemplated thereby, and (ii) render the Rights (as defined in the Rights Agreement) issued pursuant to the Rights Agreement inapplicable to the Merger, the execution and delivery of the Merger Agreement and the Voting Agreements and consummation of the transactions contemplated thereby and ensure that none of the execution and delivery of the Merger Agreement and the Voting Agreements or the consummation of the transactions contemplated thereby will (A) result in the Rights becoming exercisable, (B) cause Baxter or any of its Affiliates or Associates (each as defined in the Rights Agreement) to become an Acquiring Person (as defined in the Rights Agreement), or (C) give rise to a Distribution Date (as defined in the Rights Agreement) or a Stock Acquisition Date (as defined in the Rights Agreement).

The foregoing description of the Rights Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Rights Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 13, 2011, Synovis and Baxter issued a joint press release announcing the transaction described in Item 1.01 above.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On December 13, 2011, Richard W. Kramp, President and Chief Executive Officer of Synovis, sent an e-mail correspondence to employees of Synovis regarding the transaction described in Item 1.01 above.  A copy of the e-mail correspondence is filed as Exhibit 99.2 to this Current Report on Form 8-K.

On December 13, 2011, Richard W. Kramp, Ludwig N. Hantson, President of the BioScience Division of Baxter, and other members of Baxter management made a presentation to employees of Synovis regarding the transaction described in Item 1.01 above.  A copy of the presentation of Mr. Kramp is filed as Exhibit 99.3 to this Current Report on Form 8-K.  A copy of the presentation of Mr. Hantson and the other members of Baxter management is filed as Exhibit 99.4 to this Current Report on Form 8-K.

Additional Information about the Proposed Transaction and Where You Can Find It

Synovis will file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Synovis by Baxter.  The definitive proxy statement will be mailed to Synovis shareholders.  Before making any voting or investment decisions with respect to the transaction, investors and security holders of Synovis are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction and Synovis.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Synovis’s website at www.synovislife.com by clicking on the “Investor Information” link and then clicking on the “SEC Filings” link or by writing to Synovis at 2575 University Ave. W., St. Paul, Minnesota 55114.

Information Regarding Participants

Synovis, Baxter and their respective directors, executive officers and certain other members of management and employees may solicit proxies from Synovis shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Synovis shareholders in connection with the proposed Merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Baxter’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2011.  You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Baxter’s website at www.baxter.com and clicking on the “Investors–Reports & Financials” link and then clicking on the “Transactions & SEC Filings” link.  You can find information about Synovis’s executive officers and directors in its definitive proxy statement filed with the SEC on January 18, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Synovis website and clicking on the “Investor Information” link and then clicking on the “SEC Filings” link.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 12, 2011, among Baxter International Inc., Twins Merger Sub, Inc. and Synovis Life Technologies, Inc.

2.2
Form of Voting Agreement, dated as of December 12, 2011, between Baxter International Inc. and each of the Directors and Executive Officers of Synovis Life Technologies, Inc. (incorporated by reference to Exhibit A of the Agreement and Plan of Merger, dated as of December 12, 2011, among Baxter International Inc., Twins Merger Sub, Inc. and Synovis Life Technologies, Inc. filed as Exhibit 2.1 hereto).

4.1
First Amendment to the Rights Agreement, dated as of December 12, 2011, to the Rights Agreement, dated as of June 1, 2006, by and between Synovis Life Technologies, Inc. and American Stock Transfer & Trust Company, LLC

99.1	Joint Press Release of Synovis Life Technologies, Inc. and Baxter International Inc., dated December 13, 2011, announcing entry into the Merger Agreement

99.2	E-mail correspondence from Richard W. Kramp to employees of Synovis dated December 13, 2011

99.3	Presentation of Richard W. Kramp to employees of Synovis on December 13, 2011

99.4	Presentation of Ludwig N. Hantson and other members of Baxter management to employees of Synovis on December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVIS LIFE TECHNOLOGIES, INC.

	By:	/s/ Brett Reynolds
Brett Reynolds Vice-President of Finance, Chief Financial Officer and Corporate Secretary
Date: December 13, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 12, 2011, among Baxter International Inc., Twins Merger Sub, Inc. and Synovis Life Technologies, Inc.

2.2
Form of Voting Agreement, dated as of December 12, 2011, between Baxter International Inc. and each of the Directors and Executive Officers of Synovis Life Technologies, Inc. (incorporated by reference to Exhibit A of the Agreement and Plan of Merger, dated as of December 12, 2011, among Baxter International Inc., Twins Merger Sub, Inc. and Synovis Life Technologies, Inc. filed as Exhibit 2.1 hereto).

4.1
First Amendment to the Rights Agreement, dated as of December 12, 2011, to the Rights Agreement, dated as of June 1, 2006, by and between Synovis Life Technologies, Inc. and American Stock Transfer & Trust Company, LLC

99.1	Joint Press Release of Synovis Life Technologies, Inc. and Baxter International Inc., dated December 13, 2011, announcing entry into the Merger Agreement

99.2	E-mail correspondence from Richard W. Kramp to employees of Synovis dated December 13, 2011

99.3	Presentation of Richard W. Kramp to employees of Synovis on December 13, 2011

99.4	Presentation of Ludwig N. Hantson and other members of Baxter management to employees of Synovis on December 13, 2011